EXHIBIT INDEX


                                             Sequentially
Exhibit     Description                      Numbered Page


20(a)       News Release, dated April 4,           5
            1995, with respect to the
            termination of the waiting
            period under the Hart-Scott-
            Rodino Antitrust Improvements
            Act of 1976 relating to the
            pending merger of Allegheny &
            Western Energy Corporation
            with a subsidiary of Energy
            Corporation of America.

                                                    Exhibit
20(a)


             ALLEGHENY & WESTERN ENERGY CORPORATION
                AND ENERGY CORPORATION OF AMERICA
             ANNOUNCE TERMINATION OF WAITING PERIOD
                   UNDER HART-SCOTT-RODINO ACT


DATELINE:  Charleston, West Virginia
           April 4, 1995

     Allegheny & Western Energy Corporation (Nasdaq: ALGH) ("A&W") and Energy Corporation of America ("ECA") announced that they had been notified of the termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 applicable to the pending merger of A&W with a subsidiary of ECA.

     The West Virginia Public Service Commission has previously announced that it will hold a public hearing with respect to such merger on April 25, 1995. Additionally, A&W currently anticipates that it will hold its annual meeting, at which stockholders will be asked to approve the merger, on May 16, 1995.

     Allegheny & Western Energy Corporation, based in
Charleston,
West Virginia, is a diversified natural gas company, and owns
Mountaineer Gas Company, a gas distribution utility in West
Virginia.

     Energy Corporation of America is a privately held diversified oil and gas company which, together with its subsidiaries, owns oil and gas properties located primarily in the Appalachian area.

     CONTACT:  W. Merwyn Pittman of Allegheny & Western Energy
Corporation, 304-343-4567.  Joseph E. Casabona of Energy
Corporation of America, 303-694-2667.